SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): July 26, 2001


                                HEALTHSTAR CORP.
             (Exact name of registrant as specified in its charter)


        Delaware                        0-19499                 91-1934592
     (State or other                  (Commission            (I.R.S. Employer
jurisdiction of incorporation)        File Number)          Identification No.)


650 Fifth Avenue, Sixth Floor, New York, New York                 10019
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (212) 484-2000


                                       N/A
           Former name or former address, if changed since last report

Item 4. Changes in Registrant's Certifying Accountant.


     (a) (i) On July 26, 2001, Arthur F. Bell, Jr. & Associates, L.L.C. ("Bell")
resigned  as  principal   independent   accountant  for  HealthStar  Corp.  (the
"Company").

          (ii) Bell's report on the financial statements of the Company as of March 31, 2001 and for the fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were such financial statements modified as to uncertainty, audit scope or accounting principles.

          (iii) As set forth in (i) above, the change in accountants occurred upon Bell's resignation and there was no decision to change accountants recommended or approved by the board of directors of the Company or an audit or similar committee of the board of directors of the Company.

          (iv) During the fiscal years ended March 31, 2001 and 2000 and during the period from April 1, 2001 through July 26, 2001, there were no disagreements with Bell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (b) On July 26, 2001 the Company engaged Richard A. Eisner & Company, LLP as the Company's principal independent accountant to audit the financial statements of the Company.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     16.1 Letter from Arthur F. Bell, Jr. & Associates, L.L.C. regarding change in certifying accountant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               HEALTHSTAR CORP.


                                               By: /s/ Steven A. Marcus
                                                  ---------------------------
                                                  Steven A. Marcus
                                                  Chief Financial Officer
                                                  (Duly authorized officer)



Date: July 26, 2001

                                  EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

16.1               Letter from Arthur F. Bell, Jr. & Associates, L.L.C.
                   regarding change in certifying accountants.